UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  August 19, 2009

LiveDeal, Inc.
(Exact Name of Registrant as Specified in Charter)

Nevada	001-33937	85-0206668
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2490 East Sunset Road, Suite 100, Las Vegas, Nevada	89120
(Address of Principal Executive Offices)	(Zip code)

(702) 654-9646
(Registrant’s telephone number, including area code)

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

                On August 11, 2009, the board of directors (the “Board”) of LiveDeal, Inc. (the “Company”) appointed Joseph R. Huber to serve as a director of the Company, effective upon his acceptance of the appointment, which acceptance occurred on August 19, 2009.  The Board did not appoint Mr. Huber to serve on any of its committees and has not yet determined what (if any) committee(s) Mr. Huber will be appointed to serve on in the future.

                Mr. Huber, 40, has served as Chief Executive Officer, Chief Investment Officer and Managing Member of Huber Capital Management, LLC (“HCM”), an investment advisory firm that provides discretionary investment advisory services to mutual funds and other institutional investors, since March 2007.  Prior to that time, Mr. Huber was the Director of Research and a principal of Hotchkis and Wiley Capital Management.  Mr. Huber previously served as a portfolio manager for Merrill Lynch Asset Management and Goldman Sachs Asset Management.  Mr. Huber holds a B.A. in statistics and econometrics from Northwestern University and an MBA with concentrations in accounting and finance from the University of Chicago.

                According to information that Mr. Huber has provided to the Company, Mr. Huber beneficially owned 2,031,721 shares, or approximately 33.2%, of the Company’s common stock as of July 31, 2009.  Of Mr. Huber’s holdings in the Company, 1,694,423 shares are directly owned by JRH Investments, LLC, which is 100% owned and managed by Mr. Huber; 4,671 shares are beneficially owned by Mr. Huber as the custodian of a custodial account for the benefit of his child; and Mr. Huber holds 8,014 shares in an individual retirement account.  In addition, HCM serves as investment adviser to (a) a separately managed account and (b) an investment company for which HCM serves as investment adviser.  HCM has delegated voting and dispositive power to persons other than Mr. Huber with respect to (a) the 299,100 shares of Common Stock that are directly beneficially owned by the separately managed account and (b) 25,513 shares of Common Stock that are beneficially owned by the investment company.   Notwithstanding the foregoing, solely by virtue of Mr. Huber’s capacity as Managing Member of HCM, Mr. Huber may be deemed to hold an indirect beneficial interest in such shares by reason of the provisions of Section 13 of the Securities Exchange Act of 1934.   In addition, Mr. Huber’s spouse owns 5,590 shares of the Company’s common stock, over which Mr. Huber disclaims beneficial ownership.  Mr. Huber has disclaimed the existence of a “group” within the meaning of Section 13(d)(3) of the Exchange Act.

                Mr. Huber will receive annual cash compensation in the amount of $36,000 for his service as a non-employee director of the Company.  In addition, Mr. Huber was granted 10,000 shares of restricted common stock of the Company, consistent with the Company’s standard policies and practices.  Other than as described above, Mr. Huber was not appointed to the Board pursuant to any arrangement or understanding with any other person and is not a participant in any existing or proposed transaction with the Company.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LIVEDEAL, INC.

Date: August 25, 2009	/s/ Rajeev Seshadri
Rajeev Seshadri
Chief Financial Officer